Exhibit 99.1

For More Information:

www.bea.com/investors

BEA Provides Update on Nasdaq Listing Qualification

SAN JOSE, CA – December 19, 2006 – BEA Systems, Inc., a world leader in enterprise infrastructure software, today announced that it received an Additional Staff Determination Letter from The Nasdaq Stock Market stating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) and, therefore, its common stock is subject to delisting. As anticipated, the letter was issued in accordance with Nasdaq procedures due to the delayed filing of the Company’s Form 10-Q for the third quarter ended October 31, 2006. The Company previously had a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff Determination related to the delayed filing of the Company’s Form 10-Q for the second quarter ended July 31, 2006. The Company requested continued listing, and is awaiting the Panel’s decision. BEA intends to supplement its pending request to address the delayed filing of the third quarter Form 10-Q. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the Panel, BEA shares will remain listed on The Nasdaq Stock Market.

As previously announced, the Audit Committee of BEA’s Board of Directors is conducting an internal review of BEA’s historical stock option grants, with the assistance of independent legal counsel. The Company intends to become current in its public filings as soon as practicable following the completion of the Audit Committee’s review.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise and communications infrastructure software. BEA’s SOA 360° platform is the industry’s most unified SOA platform for business transformation and optimization, in order to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITy™ can be found at bea.com.

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BEA Systems, Inc., BEA, Tuxedo, WebLogic, BEA JRockit and BEA WebLogic Server are registered trademarks, and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, Business LiquidITy, microService Architecture and BEA WebLogic Enterprise Security are trademarks, of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the Nasdaq Listing Qualifications Panel’s decision regarding the Company’s request for continued listing, and the Company’s intent to supplement its pending request for continued listing to address the delayed filing of its Form 10-Q for the quarter ended October 31, 2006. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. There can be no assurance concerning the outcome of the hearing request or the internal review. For more details, please refer to our SEC filings, including our Annual Report of Form 10-K for the fiscal year ended January 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, and our subsequent Current Reports on Form 8-K. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

Investor Relations

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

May Petry

BEA Systems, Inc.

+1-408-570-8704

may.petry@bea.com